Beyond Commerce Signs Binding LOI with Elettricars

Attains Exclusive U.S. Rights to Low-Speed Electric Vehicle

LAS VEGAS, NV (Accesswire) – December 2, 2021 – Beyond Commerce, Inc. (OTC Pink: BYOC) (the “Company”), a provider of B2B internet marketing analytics, technologies and services, is pleased to announce it has executed a binding Letter of Intent (“LOI”) with Eletticars (of Italy) to attain the exclusive U.S. rights to its low-speed electric vehicle (“LSEV”).

Italian Design. Automotive Expertise. Relentless Passion.

Elettricars was born in Monza and was founded by the Abrami Family, owners of Car Studio. This internationally acclaimed engineering and design company, headquartered in Italy, with over thirty years of automotive know-how, has excelled in prestigious Italian design, quality and innovation. The main U.S. office is in Metro Detroit with other offices Chicago and San Diego.

Eletticars is focused on manufacturing and commercializing a low-speed electric vehicle (“LSEV”), a 4-wheeled motor vehicle, not an ATV, with a top speed of 25 mph and weighs less than 3,000 lbs.

Geordan Pursglove, Beyond Commerce’s Chief Executive Officer, stated, “We are thrilled to attain the exclusive U.S. rights for Eletticars’ LSEV. It’s design and functionality are both high-quality, thanks to the years of automotive experience of the Abrami family and Italian craftsmanship. The practicality of LSEVs has increased forecasts to reach $1.0 billion in 2021. The Global LSEV category is estimated to grow +15.4% per year through 2026 to reach $4.9 billion and surpassing $2.0 billion in U.S. sales. More global charging infrastructure, declining EV costs, improved vehicle and battery technology and stringent emissions regulations are driving LSEV growth. We are so excited to now be part of this high-growth emerging industry with our partnership with Eletticars.”

Andrea Abrami, President of Elettricars, stated, “We are excited to affiliate with Beyond Commerce and believe they are an ideal partner for our U.S. roll-out. My family founded Elettricars with over thirty years of automotive experience in Italy and is looking forward to our entrance in the U.S., now through Beyond Commerce.”

For additional information on Eletticars, please visit: https://elettricars.com.

About Beyond Commerce, Inc.

Beyond Commerce, Inc. (OTC Pink: BYOC) is focused on business combinations of “big data” companies in global B2B internet marketing analytics, technologies and services. The Company’s objective is to develop and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives. For additional information, please visit: https://beyondcommerceinc.com and https://www.service800.com.

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